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                                                                    Exhibit 99.1

                                      PROXY

                            NWB FINANCIAL CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON _______________, 2005

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints ____________ and __________, or either one of them, with full power of substitution, as a true and lawful attorney and proxy to vote, as designated in this proxy, all of the shares of common stock of NWB Financial Corporation that the undersigned is entitled to vote at the Special Meeting of Shareholders of NWB Financial Corporation to be held at the main office of Northwest Business Bank, located at 1100 Olive Way, Suite 102, Seattle, Washington 98101, on _____________[day], ______________, 2005, at
______[a.m. or p.m.] (Pacific Time), or any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         IF SIGNED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY, IF SIGNED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY MAY BE VOTED BY THE ABOVE-NAMED PROXIES IN THEIR DISCRETION.

         UNDER WASHINGTON LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.


Proposal 1: Approval of the Plan and Agreement of Merger dated as of August 17, 2005, among Pacific Continental Corporation, Pacific Continental Bank, NWB Financial Corporation and Northwest Business Bank, and the merger, under the terms of which NWB Financial Corporation will merge with and into Pacific Continental Corporation.

        [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2: If necessary, to adjourn the meeting to permit NWB Financial Corporation to solicit additional proxies in the event that it does not have sufficient votes to approve the Agreement and Plan of Merger and the merger as of the date of the meeting.

        [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

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Please sign exactly as your name appears in stockholder records. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys-in-fact and other fiduciaries should indicate their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating the officer's title. If signer is a partnership, please have an authorized person sign in partnership name.

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

Dated                                       , 2005.
      --------------------------------------           -------------------------------------

                                                       Printed Name:
                                                                     -----------------------


Dated                                       , 2005.
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                                                       Printed Name:
                                                                     -----------------------
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            PLEASE VOTE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.